UNITED STATES SECURITIES AND EXCHANGE COMMISSION

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Canoo Inc.

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Canoo Inc.

19951 Mariner Avenue

Torrance, California 90503

NOTICE OF ADJOURNMENT OF ANNUAL MEETING OF STOCKHOLDERS

December 19, 2023

Dear Stockholder:

This important notice is to inform you that the Canoo Inc. (“Canoo,” “we,” “us,” or “our”) annual meeting of stockholders (the “Annual Meeting”) has been adjourned until December 29, 2023 at 8:30 a.m. Central Time to provide additional time for stockholders to cast their votes. The Annual Meeting will still be held in a virtual meeting format only, via audio webcast. You may attend, vote and submit questions during the Annual Meeting via the Internet at www.virtualshareholdermeeting.com/GOEV2023.

This notice supplements the Notice of Annual Meeting of Stockholders and proxy statement filed with the Securities and Exchange Commission and mailed to stockholders on or about November 7, 2023. The October 27, 2023 record date for determining stockholders entitled to vote at the Annual Meeting remains unchanged. Other than as contained in this notice, there is no change to the proxy statement or proxy card. The proxy statement sets forth additional information regarding the Annual Meeting and provides you with detailed information regarding the business to be considered at the Annual Meeting. We encourage you to read the proxy statement carefully and in its entirety. The proxy statement and form of proxy card are available at www.ProxyVote.com.

YOUR VOTE IS VERY IMPORTANT. Stockholders who have not yet voted are encouraged to do so as soon as possible. If you have already cast your vote by mail or via telephone or the Internet, you do not need to vote again. If you need assistance voting your shares, please refer to the technical support telephone number posted on the virtual meeting website login page, where technicians will be available to help you.

We appreciate your time and consideration and your continued support.

Sincerely,

/s/ Hector Ruiz

Hector Ruiz
General Counsel and Secretary

Canoo Adjourns Annual Shareholder Meeting Until

December 29, 2023

JUSTIN, Texas – December 19, 2023 – Canoo Inc. (NASDAQ: GOEV), a leading high-tech advanced mobility company, today announced the adjournment of its annual shareholder meeting until Friday, December 29, 2023 at 8:30 a.m. Central Time, to provide additional time to solicit votes to reach a quorum and conduct business.

About Canoo

Canoo's mission is to bring EVs to Everyone. The company has developed breakthrough electric vehicles that are reinventing the automotive landscape with their pioneering technologies, unique design, and business model that spans multiple owners across the full lifecycle of the vehicle. Canoo designed a modular electric platform that is purpose-built to maximize the vehicle interior space and is customizable for all owners in the vehicle lifecycle, to support a wide range of business and consumer applications.

Canoo has teams in California, Texas, Michigan, Oklahoma, and Arkansas. For more information, visit www.canoo.com and investors.canoo.com.

Media Contact:

press@canoo.com

Forward-Looking Statements

The information in this press release includes "forward-looking statements" within the meaning of the "safe harbor" provisions of the United States Private Securities Litigation Reform Act of 1995. Forward- looking statements may be identified by the use of words such as "estimate," "plan," "project," "forecast," "intend," "will," "expect," "anticipate," "believe," "seek," "target" or other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding Canoo's ability to solicit sufficient votes to reach a quorum and conduct business. These statements are based on various assumptions, whether or not identified in this press release, and on the current expectations of Canoo's management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by any investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of Canoo. These forward-looking statements are subject to a number of risks and uncertainties, including changes in domestic and foreign business, market, financial, political and legal conditions; Canoo's ability to access future capital, via debt or equity markets, or other sources; the rollout of Canoo's business and the timing of expected business milestones and commercial launch; future market adoption of Canoo's offerings; risks related to Canoo's go-to-market strategy and manufacturing strategy; the effects of competition on Canoo's future business, and those factors discussed under the captions "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in Canoo's Annual Report on Form 10-K for the fiscal year ended December 31, 2022 filed with the U.S. Securities and Exchange Commission (the "SEC") on March 30, 2023, as well as its past and future Quarterly Reports on Form 10-Q and other filings with the SEC, copies of which may be obtained by visiting Canoo's Investors Relations website at investors.canoo.com or the SEC's website at www.sec.gov. If any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that Canoo does not presently know or that Canoo currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect Canoo's expectations, plans or forecasts of future events and views as of the date of this press release. Canoo anticipates that subsequent events and developments will cause Canoo's assessments to change.

However, while Canoo may elect to update these forward-looking statements at some point in the future, Canoo specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing Canoo's assessments as of any date subsequent to the date of this press release. Accordingly, undue reliance should not be placed upon the forward-looking statements.